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                                 EXHIBIT 1.3.c

                         Schedule of Sales Commissions
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                  Variable Universal Life Compensation Schedule


Periodic Premium Contract

Career Agent Compensation

First year commission:             50%  of  target  premiums  3%  commission  on
                                   premiums in excess of target

Renewal commission:                3% years 2-10
                                   1.5% years 11 and after

Trail Commission:                  .75% asset  based trail in year 5; .15% asset
                                   based trail annually thereafter

Riders:
First year commission:             40% of coi's
Renewal commission:                5% of coi's years 2-10
                                   2% of coi's year 11 and after

General Agent Overrides:

First year:                        25% of Net Earned Commission
Subsequent years:                  1.5% of premium paid years 2-10
                                   1% of premiums paid years 11 and after

Trail override:                    20% of writing  agent's  trail  beginning  in
                                   year 5